Exhibit (h)(c)(A)(2)
AMENDMENT NO. 2
To the
FUND PARTICIPATION AGREEMENT
Effective February 1, 2009, this Amendment, to the Fund Participation Agreement dated March 28, 2005 as amended to date, is entered into among Pacific Life Insurance Company, Pacific Life Fund Advisors LLC, Pacific Select Fund (the “Trust”), Pacific Select Distributors, Inc., American Funds Insurance Series, American Funds Distributors and Capital Research and Management Company (“Agreement”).
     WHEREAS the Agreement among the parties provides that Appendix A, Appendix B, and Appendix C (each an ‘Appendix”, together the “Appendices”) to the Agreement may be amended from time to time by mutual agreement in writing; and
     WHEREAS in accordance with the Agreement, the parties wish to update each Appendix, and replace the existing Appendices with the revised versions attached to this Amendment, in particular to add an additional portfolio and corresponding master fund to Appendix C;
     NOW THEREFORE in consideration of the premises and mutual considerations herein and in the Agreement, the parties agree to the updated versions of the Appendices attached to this Amendment, which replace the prior Appendices.
     Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Appendix A
Contracts*
Of Pacific Life Insurance Company
Variable Annuity Contracts
Pacific Odyssey Variable Annuity
Pacific Innovations Variable Annuity
Pacific Innovations Select Variable Annuity
Pacific One Variable Annuity
Pacific One Select Variable Annuity
Pacific Value Variable Annuity
Pacific Value for Prudential Securities Variable Annuity
Pacific Select Variable Annuity
Pacific Select Variable Annuity II
Pacific Portfolios for Chase
Pacific Voyages Variable Annuity
Pacific Value Edge Variable Annuity
Pacific Explorer Variable Annuity
Pacific Journey Variable Annuity
Variable Annuity Contracts
Pacific Select Exec Flexible Premium Variable Life Insurance Policy
Pacific Select Exec II Flexible Premium Variable Life Insurance Policy
Pacific Select Exec III Flexible Premium Variable Life Insurance Policy
Pacific Select Exec IV Flexible Premium Variable Life Insurance Policy
Pacific Select Choice Flexible Premium Variable Life Insurance Policy
Pacific Select Performer 500 Flexible Premium Variable Life Insurance Policy
Pacific Select Accumulator Flexible Premium Variable Life Insurance Policy
M’s Versatile Product Flexible Premium Variable Life Insurance Policy
M’s Versatile Product VI Flexible Premium Variable Life Insurance Policy
M’s Versatile Product VII Flexible Premium Variable Life Insurance Policy
Pacific Select Estate Preserver Last Survivor Flexible Premium Variable Life Insurance Policy
Pacific Select Estate Preserver II Last Survivor Flexible Premium Variable Life Insurance Policy
Pacific Select Estate Preserver III Last Survivor Flexible Premium Variable Life Insurance Policy
Pacific Select Estate Preserver IV Last Survivor Flexible Premium Variable Life Insurance Policy
Pacific Select Estate Preserver V Last Survivor Flexible Premium Variable Life Insurance Policy
Pacific Select Estate Preserver VI Last Survivor Flexible Premium Variable Life Insurance Policy
M’s Versatile Product Survivorship Flexible Premium Variable Life Insurance Policy
M’s Versatile Product Survivorship II Flexible Premium Variable Life Insurance Policy
Pacific Select Maximizer Modified Single Premium Life Insurance Policy
Custom COLI Flexible Premium Variable Life Insurance Policy
Custom COLI II Flexible Premium Variable Life Insurance Policy
Custom COLI III Flexible Premium Variable Life Insurance Policy
Custom COLI IV Flexible Premium Variable Life Insurance Policy
Custom COLI V Flexible Premium Variable Life Insurance Policy
Custom COLI VI Flexible Premium Variable Life Insurance Policy
Custom COLI VII Flexible Premium Variable Life Insurance Policy
Custom COLI Flexible Premium Variable Life Insurance Rider
Magnastar Variable Life Insurance Policy
Magnastar Survivorship Variable Life Insurance Policy

*	Additional separate accounts may be added from time to time without amending this appendix. Pacific Life Insurance Company will provide American Funds Distributors the most current list of separate accounts that offer the applicable portfolios on an annual basis (or from time to time, at the reasonable request of American Funds Distributors, Inc. or Capital Research and management Company). Such current list will supersede the then-existing appendix.

Appendix B
Separate Accounts*
Of Pacific Life Insurance Company
Pacific Select Exec Separate Account of Pacific Life Insurance Company
Pacific COLI Separate Account of Pacific Life Insurance Company
Pacific COLI Separate Account II of Pacific Life Insurance Company
Pacific COLI Separate Account III of Pacific Life Insurance Company
Separate Account A of Pacific Life Insurance Company
Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company
Separate Account B of Pacific Life Insurance Company
Separate Account I of Pacific Life Insurance Company
Pacific COLI Separate Account IV of Pacific Life Insurance Company
Pacific COLI Separate Account V of Pacific Life Insurance Company

*	Additional separate accounts may be added from time to time without amending this appendix. Pacific Life Insurance Company will provide American Funds Distributors the most current list of separate accounts that offer the applicable portfolios on an annual basis (or from time to time, at the reasonable request of American Funds Distributors, Inc. or Capital Research and management Company). Such current list will supersede the then-existing appendix.

Appendix C
PORTFOLIOS AND CORRESPONDING MASTER FUNDS

Trust Portfolios:	American Funds Insurance Series Master Funds:
• American Funds Growth Portfolio	• Growth Fund (Class 1 Shares)
• American Funds Growth-Income Portfolio	• Growth-Income Fund (Class 1 Shares)
• American Funds Asset Allocation Portfolio*	• Asset Allocation Fund (Class 1 Shares)*

*	Effective February 1, 2009

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement to be duly executed and attested as of the date first written above.

PACIFIC LIFE INSURANCE COMPANY (on behalf of itself and each Account)

/s/ M A Brown By: Mary Ann Brown Its: SVP

/s/ Audrey L. Milfs By: Audrey L. Milfs
Its: VP & Secretary
PACIFIC LIFE FUND ADVISORS LLC (as Investment Adviser to the Trust, which previously was Pacific Life Insurance Company)

/s/ M A Brown
By: Mary Ann Brown
Its: SVP

/s/ Audrey L. Milfs By: Audrey L. Milfs
Its: VP & Secretary

PACIFIC SELECT FUND

/s/ M A Brown
By: Mary Ann Brown
Its: President

/s/ Audrey L. Milfs By: Audrey L. Milfs
Its: Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

/s/ Brian D. Klemens
By: Brian D. Klemens
Its: VP & Controller

/s/ Audrey L. Milfs By: Audrey L. Milfs
Its: VP & Secretary

AMERICAN FUNDS INSURANCE SERIES

/s/ Steven I. Koszalka By: Steven I. Koszalka
Its: Secretary

AMERICAN FUNDS DISTRIBUTORS, INC.

/s/ David M. Givner By: David M. Givner
Its: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

/s/ Michael Downer By: Michael J. Downer
Its: Senior Vice President and Secretary